SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):July 23, 1997


                               SIMON DEBARTOLO GROUP, INC.

                (Exact name of registrant as specified in its charter)

        MARYLAND                    1-12618                   35-1901999
     (State or other              (Commission              (IRS Employer
     jurisdiction of              File Number)           Identification No.)
     incorporation)


                              115 WEST WASHINGTON STREET
                                 INDIANAPOLIS, INDIANA         46204
                                 (Address of principal       (Zip Code)
                                   executive offices)


Registrant's telephone number, including area code:      (317) 636-1600

                                NOT APPLICABLE

       (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On July 8, 1997, Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), made application to list 3,000,000 shares of its 7.89% Series C Cumulative Step-Up Premium Rate (sm) Preferred Stock, $.0001 per share (the "Series C Preferred Stock"), with the New York Stock Exchange (the "Exchange"). On July 22, 1997, the Company requested that its Listing Application be withdrawn from consideration by the Exchange. The Company may at a later date re-apply for listing of the Series C Preferred Stock, but there can be no assurance that the Series C Preferred Stock will be listed on the Exchange.

                             SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 1997


                         SIMON DeBARTOLO GROUP, INC.


                    By:     /s/ James M. Barkley
                         James M. Barkley, Secretary and General Counsel